EXHIBIT 99.A.4


                      CATALYST VIDALIA HOLDING CORPORATION
                              VIDALIA HOLDING, LLC
                          CATALYST VIDALIA CORPORATION

               CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2002

                             (Dollars in Thousands)

                                                                           Consolidation entries
                                                                CVHC      ------------------------     Consol-
                                                    CVC        VH LLC         Debit        Credit      idated
                                                 ---------   ----------   ----------    ----------   ----------

 Cash                                                 923        1,085                                   2,008

 Accounts receivable:
   Mgmt  fee and int receivable CORHLP              5,403                                                5,403
   Interest receivable DCI                                         130                                     130
 Prepaid franchise taxes and other                                                                           -
 Note receivable DCI                                            22,500                                  22,500

  CORHLP                                           49,748       34,204      111,942        10,238      185,656
  CVC                                                          124,072       41,976       166,048           --

 Deferred income tax benefits:
  Federal                                                                     4,809         4,809           --
  State                                                                       1,182         1,182           --

 Start-up costs net of amortization                                 12                                      12

  Other assets                                                                                              --
   Prepaid taxes                                        1                                                    1
 Intercompany account                                                                          --           --
                                                 ---------   ----------   ----------    ----------   ----------
                                                   56,075      182,003      159,909       182,277      215,710
                                                 =========   ==========   ==========    ==========   ==========

 Accounts payable and accrued expenses                                                                      --
 Due to from affiliate - tax sharing                6,097        1,375                                   7,472
 Management fee payable GLP                           390                                                  390
 Intercompany payable - TCG, Inc.                   2,455          581                                   3,036
 Note payable TCG,Inc                                           14,790                                  14,790
 Interest payable TCG,Inc                                           45                                      45
 Note payable DCI                                               22,500                                  22,500
 Interest payable DCI                                            4,598                                   4,598
 Note payable CORHLP                                            25,337                                  25,337
 Federal and state income taxes pay - I/C                                    18,614        18,614           --
 Deferred income taxes payable                                               24,283        24,283           --
                                                 ---------   ----------   ----------    ----------   ----------

  Total liabilities                                 8,942       69,226       42,897        42,897       78,168
                                                 ---------   ----------   ----------    ----------   ----------

 Common stock                                                                                               --
 Participating preferred stock                                     134                                     134
 Additional paid-in capital                                    110,591                                 110,591
 Retained earnings - pre November 5, 1991           1,331                     1,331                         --
 Retained earnings - post November 5, 1991         45,802        2,052       77,378        56,341       26,817
                                                 ---------   ----------   ----------    ----------   ----------
                                                   47,133      112,777       78,709        56,341      137,542
                                                 ---------   ----------   ----------    ----------   ----------
 Total liabilities and stockholders equity         56,075      182,003      121,606        99,238      215,710
                                                 =========   ==========   ==========    ==========   ==========

                                                                  EXHIBIT 99.A.4


                      CATALYST VIDALIA HOLDING CORPORATION
                              VIDALIA HOLDING, LLC
                          CATALYST VIDALIA CORPORATION

                      CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                             (Dollars in Thousands)


                                                                                Consolidation entries
                                                                 CVHC       -----------------------------      Consol-
                                                   CVC          VH LLC          Debit           Credit         idated
                                               -----------   -----------    -------------   -------------    -----------

 Revenue

  Equity interest in operating results-
   Catalyst Old River Hydroelectric Ltd. Ptr.       7,689         3,844                                          11,533
   Catalyst Vidalia Corporation                                   7,775            7,775                              -
  Management fee  - CORHLP                          2,136                                                         2,136
  Interest income CORHLP mgmt fee                     165                                                           165
  Interest income DCI                                               539                                             539
  Interest income - other                              10             4                                              14
  Other, net                                                                                                          -
                                               -----------   -----------    -------------   -------------    -----------

     Total Income                                  10,000        12,162            7,775              --         14,387
                                               -----------   -----------    -------------   -------------    -----------


  General and administrative                            3            52                                              55
  Management consulting fees                          750                                                           750
  Amortization of start-up costs                                      8                                               8
  Interest expense TCG                                              661                                             661
  Interest expense DCI                                            1,328                                           1,328
  Interest expense CORHLP L/C                                       337                                             337
  Interest expense- intercompany                                                                                      -
                                               -----------   -----------    -------------   -------------    -----------

     Total Expenses                                   753         2,386               --              --          3,139
                                               -----------   -----------    -------------   -------------    -----------


 Pretax income (loss)                               9,247         9,776            7,775              --         11,248

 Tax (provision) refund                            (1,472)           56               --                         (1,416)
                                               -----------   -----------    -------------   -------------    -----------


 Net income (loss)                                  7,775         9,832            7,775              --          9,832
                                               ===========   ===========    =============   =============    ===========

                                                                  EXHIBIT 99.A.4


                                      CVHC
                          CONSOLIDATING JOURNAL ENTRIES
                                     (000'S)
                                    12/31/02


1.*  Retained Earnings                                        34,774
     Investment in CVC                                                          34,774

     Reverse CVCH's equity pick-up of CVC
     11/5/91-12/31/01

1a.  Equity pick-up of CVC                                     7,775
     Investment in CVC                                                           7,775

     Reverse CVCH's equity pick-up of CVC
     1/1-12/31/01

 2.  Management fee income-CVHC
     Management fee expense-CVC

     Offset CVC management fee expense against CVHC management fee income

 3.  Provision for Taxes - Federal & State
     Retained Earnings
      Deferred Taxes Payable                                                        --

      Record Top Side Tax Provision

  *  Historical

 4.  Management fee payable                                       --
     Management fee receivable                                                      --

     Reverse CVC's management fee payable to CVHC against CVHC's management fee receivable from CVC.

 5.  Investment in CORHLP                                    111,942
     Federal income taxes payable-I/C account                 10,338
     Additional paid in capital                                   --
     Retained earnings pre 11/15/91                            1,331
     Deferred FIT receivable                                                       112
     I/C account                                                                    --
     Investment in CVC                                                         123,499

     Record original investment elimination and purchase, adjusted for 77,450 dividend prior to 98, price accounting as of 11/5/91.

                                                                  EXHIBIT 99.A.4


                                      CVHC
                          CONSOLIDATING JOURNAL ENTRIES
                                     (000'S)
                                    12/31/02


 6.      Retained earnings post 11/5/91                            7,775
         2002 consolidating P/L entries                                              7,775

         Record 2002 P/L consolidating entries against retained earnings

 7.      Deferred Taxes Payable                                    1,472
         Retained Earnings
         Tax Provision                                                               1,472

         Eliminate Effect of CVC Taxes Payable


 8.      Receivable from TCG, Inc.                                                      --
         Intercompany Payable - TCG, Inc.                             --

         To offset the receivable against the payable.

 9.*     Retained Earnings                                        10,238
         Investment in CORHLP                                                       10,238

         To lower investment basis in CORHLP to correct amount.

10.*     Investment in CVC                                        19,516
         Retained Earnings                                                          19,516

         To reverse book entry for consolidation

                                                                  EXHIBIT 99.A.4


                                      CVHC
                          CONSOLIDATING JOURNAL ENTRIES
                                     (000'S)
                                    12/31/02


11*.  FIT Payable - I/C account                                 7,316
      Retained Earnings                                                           7,019
      Deferred FIT receivable                                                       241
      Deferred State tax receivable                                                  56
      DIT payable - Federal I/C account                         3,101
      DIT payable - State  I/C account                            322
      Retained Earnings                                                           3,423
      Federal income taxes payable-I/C account                    775
      State income taxes payable-I/C account                      185
      Deferred FIT receivable                                                       775
      Deferred State receivable                                                     185
      Deferred tax asset-FIT                                    4,809
      Deferred tax asset-State                                  1,182
      Deferred tax liability-FIT                                  629
      Deferred tax liability-State                                161
      Retained earnings post 11/5/91                              323
      Income taxes payable-I/C                                                    7,104
      Deferred Tax Provision-1996                               3,924
      Retained Earnings                                                           3,924
      Deferred Income Tax Payable                               4,622
      Deferred Income Tax Receivable - Fed.                                       3,681
      Deferred Income Tax Receivable - State.                                       941

      To consolidate prior consolidation entries 3,4,7,8,10,11.

 12.  Deferred Income Taxes                                     7,341
      Income Taxes Payable                                                        7,341

      To Zero Out Income tax payable

 13.  Investment in CVC                                        22,459
      Retained Earnings                                                          22,459

      Consolidation entry for dividend

                                                                       EXHIBIT B


                            THE CATALYST GROUP, INC.

                      ORGANIZATION AS OF DECEMBER 31, 2002

                                         State of               Location of
Name                                     Incorporation          Business            Nature of Business
----                                     -------------          ---------------     ------------------

Ronald W. Cantwell                       N/A                    N/A                 100% ownership of The Catalyst Group, Inc.
  (Individual)

The Catalyst Group, Inc.                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Acquisition
                                                                                    Corporation.

Catalyst Vidalia Acquisition             Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Holding
  Corporation ("CVAC")                                                              Corporation and the sole member of Century
                                                                                    Power, LLC.

Century Power, LLC                       Louisiana              Edison, NJ          Owns 100% of the CVHC Participating Preferred
                                                                                    Stock

Catalyst Vidalia Holding                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Corporation
  Corporation ("CVHC")                                                              and the sole member of Vidalia Holding, LLC.

Vidalia Holding, LLC                     A Louisiana            Edison, NJ          Limited Partner of Catalyst Old River
                                         Limited Liability                          Hydroelectric Limited Partnership with a 25%
                                         Company                                    undivided interest.


Catalyst Vidalia Corporation             Louisiana              Edison, NJ          General Partner of Catalyst Old River
                                                                                    Hydroelectric Limited Partnership with 50%
                                                                                    undivided interest in and 100% voting interest
                                                                                    in such partnership.

Catalyst Old River Hydroelectric         A Louisiana Limited    Vidalia, LA         Lessee of a 192 megawatt hydroelectric facility
  Limited Partnership                    Partnership                                in Concordia Parish, Louisiana.

Catalyst Construction Corporation        Delaware               --                  Inactive, owned 100% by CVAC
  of Connecticut

Catalyst Energy Construction             Delaware               --                  Inactive, owned 100% by CVAC
  Corporation

Catalyst Waste-to-Energy Corporation     Delaware               --                  Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines             Connecticut            --                  Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation      Delaware               --                  Inactive, owned 100% by CVAC